                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Thornburg Mortgage Securities Trust 2003-4, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.


August 20, 2003

          Bankers Trust Company of California, N.A.
          By: /s/ Ronaldo Reyes
              --------------------------------
          Ronaldo Reyes
          Assistant Vice President


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                                    EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Thornburg Mortgage Securities Trust 2003-4, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.

August 20, 2003

          Bankers Trust Company of California, N.A.
          By: /s/ Ronaldo Reyes
          Ronaldo Reyes
          Assistant Vice President